Exhibit 10.1

FIFTH AMENDMENT TO LEASE

This FIFTH AMENDMENT TO LEASE (this “Fifth Amendment”) is made as of August 4, 2014 (the “Effective Date”), by and between BP RESERVOIR PLACE LLC, a Delaware limited liability company (“Landlord”) and CONSTANT CONTACT, INC., a Delaware corporation (“Tenant”).

R E C I T A L S

A. Landlord and Tenant entered into that certain Lease dated as of May 29, 2009, as amended by that certain First Amendment to Lease dated as of May 3, 2010, that certain Second Amendment to Lease dated as of September 13, 2010, that certain Third Amendment to Lease dated as of April 1, 2012 and that certain Fourth Amendment to Lease (the “Fourth Amendment”) dated as of December 27, 2012 (as so amended, the “Lease”) of certain premises consisting of (i) 85,583 square feet of rentable floor area on the third floor in the building known as and numbered Reservoir Place Main, 1601 Trapelo Road, Waltham, Massachusetts (the “Building”) and referred to in the Lease as the “Initial Premises,” (ii) 52,844 square feet of floor area on portions of the second and third floors in the Building and referred to in the Lease as the “Must Take Premises,” (iii) 4,371 square feet of rentable floor area on the second floor in the Building and referred to in the Lease as the “Second Amendment Additional Premises,” (iv) 1,805 square feet of rentable floor area on the second floor in the Building and referred to in the Lease as the “Third Amendment Additional Premises,” (v) 13,964 square feet of rentable floor area on the second (2nd) floor of the Building and referred to in the Lease as the “Phase I Expansion Premises” and (vi) 31,389 square feet of rentable floor area on the first (1st) floor of the Building and referred to in the Lease as the “Phase II Expansion Premises”, all for a Lease Term which commenced on varying dates for each Premises Component (as defined in the Lease) and which currently expires on September 30, 2022.

B. As of the date of this Fifth Amendment, Landlord has delivered and Tenant has accepted possession of all of the Initial Premises, the Must Take Premises, the Second Amendment Additional Premises, the Third Amendment Additional Premises, the Phase I Expansion Premises and the Phase II Expansion Premises (collectively, the “Existing Premises”) in the condition required under the Lease.

C. Landlord and Tenant have agreed to modify the terms and provisions of the Lease applicable to Landlord’s delivery and Tenant’s occupancy of the Phase III Expansion Premises and the Phase IV Expansion Premises.

D. Landlord and Tenant wish to amend the Lease to set forth such modifications and amend certain other terms of the Lease as more particularly set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, Landlord and Tenant agree as follows:

1. Modifications of Fourth Amendment.

(a) Recital C of the Fourth Amendment to Lease (the “Fourth Amendment”) is hereby amended as follows:

(i)	By deleting the definition of “Phase III Expansion Premises” and substituting the following therefor:

“an additional Premises Component consisting of 25,647 square feet of rentable floor area (the “Rentable Floor Area of the Phase III Expansion Premises”) located on the second (2nd) floor of the Building, which space is shown on Exhibit A-3 attached to the Fifth Amendment (the “Phase III Expansion Premises”).”

(ii)	By deleting the definition of “Phase IV Expansion Premises” and substituting the following therefor:

“an additional Premises Component consisting of 18,842 square feet of rentable floor area (the “Rentable Floor Area of the Phase IV Expansion Premises”) located on the first (1st) floor of the Building, which space is shown on Exhibit A-4 attached to the Fifth Amendment (the “Phase IV Expansion Premises”).

(b)	Section 3 of the Fourth Amendment is hereby amended as follows:

(i)	By deleting the third sentence of subsection (c) in its entirety and substituting the following therefor:

“As of the Phase III Expansion Premises Commencement Date, all references in the Lease to the “Premises” and/or the premises demised by the Lease shall mean the Existing Premises, the Phase I Expansion Premises, the Phase II Expansion Premises and the Phase III Expansion Premises, collectively, and containing 215,603 square feet of rentable floor area in the Building.”

(ii)	By deleting the third sentence of subsection (d) in its entirety and substituting the following therefor:

“As of the Phase IV Expansion Premises Commencement Date, all references in the Lease to the “Premises” and/or the premises demised by the Lease shall mean the Existing Premises, the Phase I Expansion Premises, the Phase II Expansion Premises, the Phase III Expansion Premises and the Phase IV Expansion Premises, collectively, and containing 234,445 square feet of rentable floor area in the Building.”

(c) Section 5(c) of the Fourth Amendment is hereby amended by deleting the first sentence in its entirety and substituting the following therefor:

“Commencing on the Phase III Expansion Premises Rent Commencement Date (as hereinafter defined) through the Existing Expiration Date, Annual Fixed Rent with respect to the Phase III Expansion Premises shall be due and payable, in the manner and at the times set forth in the Lease, at the annual rate of $833,527.50 (being the product of (i) $32.50 and (ii) the Rentable Floor Area of the Phase III Expansion Premises), subject to adjustment, if applicable, pursuant to Exhibit F of this Fourth Amendment.”

(d) Section 7 of the Fourth Amendment is hereby amended as follows:

(i)	By deleting subsection (a) in its entirety and substituting the following therefor:

“Commencing on the First Extended Term Commencement Date through the day immediately preceding Phase IV Rent Commencement Date, Annual Fixed Rent with respect to the Existing Premises, Phase I Expansion Premises, Phase II Expansion Premises and Phase III Expansion Premises shall be due and payable, in the manner and at the times set forth in the Lease, at the annual rate of $7,007,097.50 (being the product of (i) $32.50 and (ii) the Rentable Floor Area of the Existing Premises, Phase I Expansion Premises, Phase II Expansion Premises and Phase III Expansion Premises), subject to adjustment, if applicable, pursuant to Exhibit F of this Fourth Amendment.”

(ii)	By deleting subsection (b) in its entirety and substituting the following therefor:

“Commencing on the Phase IV Rent Commencement Date and ending on the expiration or earlier termination of the First Extended Term, Annual Fixed Rent with respect to the entire Premises (i.e. the Existing Premises and the Expansion Premises) shall be due and payable, in the manner and at the times set forth in the Lease, at the annual rate of $7,619,462.50 (being the product of (i) $32.50 and (ii) the Rentable Floor Area of the entire Premises), subject to adjustment, if applicable, pursuant to Exhibit F of this Fourth Amendment.”

(e) Section 8 of the Fourth Amendment is hereby amended as follows:

(i)	By deleting the chart that appears in subsection (a) and substituting the following therefor:

Premises Component of Expansion Premises	Date Additional Parking Privileges Available	Number of Additional Parking Privileges	Location of Additional Parking Privileges
Phase I Expansion Premises	From and after the Phase I Expansion Premises Commencement Date	70 parking privileges	14 of which are in the garage; 56 of which are in the outdoor surface lot

Phase II Expansion Premises	From and after the Phase II Expansion Premises Commencement Date	157 parking privileges	31 of which are in the garage; 126 of which are in the outdoor surface lot

Phase III Expansion Premises	From and after the Phase III Expansion Premises Commencement Date	128 parking privileges	26 of which are in the garage; 102 of which are in the outdoor surface lot

Phase IV Expansion Premises	From and after the Phase IV Expansion Premises Commencement Date	94 parking privileges	19 of which are in the garage; 75 of which are in the outdoor surface lot

(ii)	By deleting subsection (b) in its entirety and substituting the following therefor:

“Landlord and Tenant acknowledge and agree that, following the Phase IV Expansion Premises Commencement Date, the total “Number of Parking Privileges” that Tenant will be entitled to use under the Lease will be 1,172 parking privileges, 238 of which are located in the garage below the Building and 934 of which are located on the outdoor surface lot, all as subject to and in accordance with the provisions of Article X of the Lease.”

(f) Section 13 is hereby amended by deleting the words “Network Appliance” in subsection (c) thereof.

(g) Section 15 is hereby amended by deleting the date “July 31, 2014” in the fourth (4th) line thereof and substituting the date “February 28, 2015” therefor.

(h) By deleting Exhibits A-3, A-4, E and F in their entirety and substituting therefor Exhibits A-3, A-4, E and F attached hereto and made a part hereof.

2. Lease of Flexible Delivery Expansion Premises.

(a) Tenant has agreed to lease from Landlord and Landlord has agreed to lease to Tenant, upon all the same terms and conditions contained in the Lease except as otherwise provided in this Fifth Amendment, the additional Premises Components identified on Exhibit B attached hereto and made a part hereof (collectively, the “Flexible Delivery Expansion Premises”).

(b) The delivery by Landlord of each individual Premises Component of the Flexible Delivery Expansion Premises shall be as set forth on Exhibit C attached hereto and made a part hereof. Effective as of the date Landlord delivers possession of each Premises Component of the Flexible Delivery Expansion Premises to Tenant vacant, broom clean, free of all occupants, personal property, trash and debris, and otherwise in its as is condition (each such date being a “Flexible Delivery Expansion Premises Commencement Date”), the applicable Premises Component of the Flexible Delivery Expansion Premises shall constitute a Premises Component and part of the Premises demised to Tenant under the Lease for a term coterminous with the Lease Term. As of each Flexible Delivery Expansion Premises Commencement Date, all references in the Lease to the “Premises” and/or the premises demised by the Lease shall mean the Existing Premises, the Phase III Expansion Premises (if the Phase III Expansion Premises Commencement Date has occurred), the Phase IV Expansion Premises (if the Phase IV Expansion Premises Commencement Date has occurred), any previously delivered Premises Components of the Flexible Delivery Expansion Premises and the then applicable Premises Component of the Flexible Delivery Expansion Premises, collectively. The failure of Landlord to deliver possession of any Premises Component of the Flexible Delivery Expansion Premises by any given date shall in no way affect the validity of this Fifth Amendment or the obligations of Tenant hereunder and, except to the extent set forth in Section 2(c) below, Tenant shall not have any claim against Landlord, and Landlord shall have no liability to Tenant, by reason thereof.

If the then occupant of any Premises Component of the Flexible Delivery Expansion Premises wrongfully fails to deliver possession of such premises at the time when its tenancy is scheduled to expire or earlier terminate pursuant to any agreement with Landlord or otherwise pursuant to Landlord’s exercise of its rights under such occupant’s lease (including relocation rights) in accordance with Exhibit C, Landlord shall use reasonable efforts and due diligence (which shall be limited to the commencement and prosecution of an eviction proceeding within thirty (30) days after the date on which the hold-over commences, but shall not require the taking of any appeal) to evict such occupant from such space and to recover from such occupant any Flexible Delivery Expansion Premises Hold-Over Premium (as defined below) payable by such occupant. In such event, the commencement of the term of Tenant’s occupancy and lease of such Premises Component shall, in the event of such holding over by such occupant, be deferred until possession of the applicable Premises Component of the Flexible Delivery Expansion Premises is delivered to Tenant. The failure of the then occupant of such premises to so vacate shall not constitute a default or breach by Landlord and shall not give Tenant any right to terminate this

Fifth Amendment or to deduct from, offset against or withhold Annual Fixed Rent or Additional Rent (or any portions thereof); provided, however, that Tenant’s sole remedy with respect to any deferred delivery of possession of any Premises Component of the Flexible Delivery Expansion Premises on account of a holding over by the occupant thereof shall be to require Landlord to pay to Tenant fifty percent (50%) of the net (i.e. net of the costs and expenses, including, reasonable attorneys’ fees, incurred by Landlord in obtaining such Flexible Delivery Expansion Premises Hold-Over Premium) amount of any Flexible Delivery Expansion Premises Hold-Over Premium received by Landlord from such hold-over occupant relative to periods from and after the thirty-first (31st) day of any hold-over, when and if Landlord receives any such payment. For the purposes hereof, the term “Flexible Delivery Expansion Premises Hold-Over Premium” shall be defined as the amount (if any) which a hold-over occupant of any portion of the Flexible Delivery Expansion Premises is required to pay to Landlord in respect of its hold-over in the premises (whether characterized as rent, damages, or use and occupation) in excess of the amount of fixed rent and other charges which the tenant under whom such occupant claims would have been required to pay to Landlord had the term of such tenant’s lease been extended throughout the period of such hold-over at the same rental rate as such tenant was required to pay during the last month of its tenancy.

(c) Promptly following the occurrence of the commencement date for each Premises Component of the Flexible Delivery Expansion Premises, Landlord and Tenant hereby agree to execute a Commencement Date Agreement in the form attached as Exhibit G to the Lease to confirm the commencement date and rent commencement date of such Premises Component of the Flexible Delivery Expansion Premises, provided, however, failure to execute said letter shall not affect the commencement date or the rent commencement date for such Premises Component as determined in accordance with the terms of this Fifth Amendment.

(d) Tenant’s payments on account of Annual Fixed Rent, the Operating Cost Excess, the Tax Excess and Tenant’s Proportionate Share of electricity and HVAC costs shall be as determined in accordance with Exhibit C.

(e) Effective as of the commencement date for each Premises Component of the Flexible Delivery Expansion Premises, the “Number of Parking Privileges” that Tenant will be entitled to use under the Lease will be increased by an amount equal to five (5) spaces per 1,000 square feet of the rentable floor area of the applicable Premises Component of the Flexible Delivery Expansion Premises (one (1) space per 1,000 square feet of rentable floor area being located in the garage underneath the Building, with the remainder being located in the outdoor surface lot).

3. Early Access. It is acknowledged and agreed that a portion of the Phase III Expansion Premises consisting of 17,210 square feet of rentable floor area located on the second (2nd) floor of the Building (the “Early Access Premises Component”) is currently vacant, Landlord having previously relocated the tenant thereof. Notwithstanding the fact that the Target Phase III Delivery Date is January 1, 2015, Tenant shall have the right to access the Early Access Premises Component prior to the Phase III Expansion Premises Commencement Date for the purpose of marketing and subleasing the same (or portions thereof) to prospective subtenants. Any such access or subleasing by Tenant shall be upon all of the terms and conditions of the

Lease including, without limitation, Tenant’s entitlement to use, in connection with such Early Access Premises Component (or portion thereof), pro rata additional parking privileges in the garage and outdoor surface lot (but excluding the payment of Annual Fixed Rent, the Tax Excess, Operating Cost Excess and Tenant’s Proportionate Share of electricity charges). Such early access shall be at Tenant’s sole risk, and Landlord shall not be responsible for any injury to persons or damage to property resulting from such early access by Tenant. In the event that Tenant shall enter into a sublease for any portion or all of the Early Access Premises Component with a commencement date that is prior to the Phase III Expansion Premises Commencement Date, then, for purposes of the Lease and notwithstanding the definition of the Phase III Expansion Premises Commencement Date, (i) the Term of the Lease for the applicable portion of such Early Access Premises Component only shall commence on the commencement date of the sublease, (ii) the rent commencement date for such portion of the Phase III Expansion Premises shall be unmodified as the result of such sublease and (iii) for that period commencing on the commencement date of such sublease and ending on the day immediately preceding the Phase III Expansion Premises Commencement Date for such space, and notwithstanding anything contained in the Lease to the contrary, Tenant shall pay to Landlord fifty percent (50%) of the amount received by Tenant from such sublease (without taking into account any of Tenant’s costs incurred in subleasing such space).

4. Atrium Expansion Premises. It is acknowledged and agreed that Landlord will install new flooring throughout the Atrium Expansion Premises as part of Landlord’s construction of the bleacher-style seating in the North Atrium pursuant to Section 15 of the Fourth Amendment. Accordingly, in the event that Tenant shall exercise its option to lease the Atrium Expansion Premises under Section 14 of the Fourth Amendment, it is understood and agreed that, notwithstanding anything contained in said Section 14 or in Exhibit H to the Lease, the fixed annual rent (and the Prevailing Market Rent, if either party shall initiate a Broker Determination) shall be determined as if Landlord provided Tenant with an allowance equal to the product of (x) $35.00 and (y) the rentable floor area of the Atrium Expansion Premises to reflect the value of the improvements performed by Landlord to such space (it being further understood and agreed that the foregoing shall in no way be construed so as to require Landlord to actually provide Tenant with any allowance in connection with Tenant’s exercise of its option to lease such Atrium Expansion Premises).

5. Brokerage. Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Fifth Amendment, and in the event any claim is made against the Landlord relative to dealings with brokers, Tenant shall defend the claim against Landlord with counsel of Landlord’s selection and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim (Landlord hereby acknowledges that Tenant has consulted with Transwestern RBJ for advice regarding the transaction contemplated under this Fifth Amendment, provided, however, that no commission shall be payable in connection with such consultation). Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Fifth Amendment, and in the event any claim is made against the Tenant relative to dealings with brokers, Landlord shall defend the claim against Tenant with counsel of Tenant’s selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

6. Mortgagees. Landlord represents and warrants to Tenant that, as of the Effective Date, neither the Site nor the Building is encumbered by any mortgage.

7. Not an Offer; Binding Agreement. The submission of an unsigned copy of this document to Tenant for Tenant’s consideration does not constitute an offer to lease the Expansion Premises or an option to or for the Expansion Premises for the Lease Term or an additional period. This document shall become effective and binding only upon the execution and delivery of this Fifth Amendment by both Landlord and Tenant.

8. Ratification. Except as expressly modified by this Fifth Amendment, the Lease shall remain in full force and effect, and as further modified by this Fifth Amendment, is expressly ratified and confirmed by the parties hereto. This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the lease regarding assignment and subletting.

9. Interpretation and Partial Invalidity. If any term of this Fifth Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Fifth Amendment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Fifth Amendment shall be valid and enforceable to the fullest extent permitted by law. The titles for the paragraphs are for convenience only and not to be considered in construing this Fifth Amendment. This Fifth Amendment contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter. All capitalized terms not otherwise modified or defined herein shall have the respective same meanings ascribed to them in the Lease. From and after the Effective Date and except as expressly set forth otherwise in this Fifth Amendment, the term “Lease” is hereby amended to mean and refer to the Lease as amended by this Fifth Amendment.

10. Counterparts and Authority. This Fifth Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Landlord and Tenant each warrant to the other that the person or persons executing this Fifth Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Fifth Amendment.

IN WITNESS WHEREOF, the undersigned executed this Fifth Amendment as of the date and year first written above.

WITNESS:	LANDLORD:

/s/	BP RESERVOIR PLACE LLC

	By:	Boston Properties Limited Partnership, its sole member

		By:	Boston Properties, Inc., its general partner

			By:	/s/ David C. Provost
			Name:	David C. Provost
			Title:	SVP

WITNESS:	TENANT:

/s/ Cheryl Dyer	CONSTANT CONTACT, INC.

	By:	/s/ Harpreet S. Grewal
	Name:	Harpreet S. Grewal
	Title:	CFO
Hereunto duly authorized

EXHIBIT A-3

FLOOR PLAN OF PHASE III EXPANSION PREMISES

A-3-1

EXHIBIT A-4

FLOOR PLAN OF PHASE IV EXPANSION PREMISES

A-4-1

EXHIBIT B

FLOOR PLAN OF FLEXIBLE DELIVERY EXPANSION PREMISES

B-1

EXHIBIT C

DELIVERY OF FLEXIBLE DELIVERY EXPANSION PREMISES

It is the intent of the provisions below to enable Tenant to delay its occupancy of the Flexible Delivery Expansion Premises but to preserve for Landlord the rental Landlord would have received had it delivered the Flexible Delivery Expansion Premises on the time table contemplated in the Fourth Amendment. Because several tenants already occupy the Flexible Delivery Expansion Premises, the continued occupancy of such tenants in the Flexible Delivery Expansion Premises shall be subject to the terms and provisions set forth below.

A. Fiserv Premises. The following provisions shall apply to the 1,234 square feet of rentable floor area shown on Exhibit B and identified on Exhibit M attached the Fourth Amendment to Lease as being leased to Fiserv (the “Fiserv Premises”) pursuant to an existing lease (the “Fiserv Lease”):

(i)	It is acknowledged and agreed that Landlord shall have no obligation to attempt to negotiate with Fiserv to vacate the Fiserv Premises prior to the scheduled expiration date set forth on Exhibit M or to relinquish its existing extension option.

(ii)	If Fiserv remains in the Fiserv Premises as of the Phase III Expansion Premises Rent Commencement Date at an annual rental rate that is less than that which would have otherwise been payable by Tenant had the Fiserv Premises become part of the Phase III Expansion Premises as of the Phase III Expansion Premises Commencement Date, then for the period commencing on the Phase III Expansion Premises Rent Commencement Date and ending on the expiration or earlier termination of the Fiserv Lease (such period being hereinafter referred to as the “Fiserv Premises Interim Rent Period”), the Annual Fixed Rent payable by Tenant with respect to the Premises then being leased to Tenant pursuant to the Lease shall be increased by an amount representing the difference between the annual rent payable by the tenant under the Fiserv Lease as set forth on Schedule C-1, and the amount that would have otherwise been payable by Tenant had the Fiserv Premises been part of the Phase III Expansion Premises, as set forth on Schedule C-1 (such amount being hereinafter referred to as the “Fiserv Premises Interim Rent”).

(iii)	Immediately upon the expiration or earlier termination of the Fiserv Lease (whether in accordance with its terms or because Landlord and Tenant have otherwise agreed to amend the Fiserv Lease to shorten or extend the term thereof), the Fiserv Premises shall become part of the Phase III Expansion Premises and all of the terms and provisions of the Lease applicable to the Phase III Expansion Premises shall apply to the Fiserv Premises.

(iv)	In connection with the foregoing, Landlord hereby covenants not to (a) provide Fiserv with any additional rights to remain in the Fiserv Premises beyond those currently provided in the Fiserv Lease, (b) relocate Fiserv to other space in the

Building or the Additional Building prior to December 31, 2016 or (c) amend the Fiserv Lease to reduce the rent payable thereunder (unless the rent is reduced in accordance with the determination of the extension term rent pursuant to the existing provisions of the Fiserv Lease), without in any such case obtaining Tenant’s prior written consent, which Tenant may withhold in its sole discretion.

B. Gap Premises. The following provisions shall apply to the 5,156 square feet of rentable floor area shown on Exhibit B and identified on Exhibit M attached the Fourth Amendment to Lease as being leased to Gap (the “Gap Premises”) pursuant to an existing lease (the “Gap Lease”):

(i)	It is acknowledged and agreed that Landlord shall have no obligation to attempt to negotiate with Gap to vacate the Gap Premises prior to the scheduled expiration date set forth on Exhibit M or to relinquish its existing extension option as set forth on said Exhibit M.

(ii)	If Gap remains in the Gap Premises as of the Phase III Expansion Premises Rent Commencement Date at an annual rental rate that is less than that which would have otherwise been payable by Tenant had the Gap Premises become part of the Phase III Expansion Premises as of the Phase III Expansion Premises Commencement Date, then for the period commencing on the Phase III Expansion Premises Rent Commencement Date and ending on the expiration or earlier termination of the Gap Lease (such period being hereinafter referred to as the “Gap Premises Interim Rent Period”), the Annual Fixed Rent payable by Tenant with respect to the Premises then being leased to Tenant pursuant to the Lease shall be increased by an amount representing the difference between the annual rent payable by the tenant under the Gap Lease as set forth on Schedule C-1, and the amount that would have otherwise been payable by Tenant had the Gap Premises been part of the Phase III Expansion Premises, as set forth on Schedule C-1 (such amount being hereinafter referred to as the “Gap Premises Interim Rent”).

(iii)	Immediately upon the expiration or earlier termination of the Gap Lease (whether in accordance with its terms or because Landlord and Tenant have otherwise agreed to amend the Gap Lease to shorten or extend the term thereof), the Gap Premises shall become part of the Phase III Expansion Premises and all of the terms and provisions of the Lease applicable to the Phase III Expansion Premises shall apply to the Gap Premises.

(iv)	Tenant shall have the right, upon written notice given to Landlord at any time on and after the Phase III Expansion Premises Commencement Date, to require Landlord to exercise Landlord’s right to relocate GAP pursuant to the terms and provisions of the Gap Lease; provided, however, that (i) Landlord shall not be required to relocate Gap if there is no available space within the Building that meets the requirements of the Gap Lease, and (ii) Landlord shall not be required to relocate Gap if Gap has indicated that it would in turn exercise its right to terminate the Gap Lease rather than relocate its premises.

(v)	In connection with the foregoing, Landlord hereby covenants not to (a) provide Gap with any additional rights to remain in the Gap Premises beyond those currently provided in the Gap Lease, or (b) amend the Gap Lease to reduce the rent payable thereunder (unless the rent is reduced in accordance with the determination of the extension term rent pursuant to the existing provisions of the Gap Lease), without in any such case obtaining Tenant’s prior written consent, which Tenant may withhold in its sole discretion.

C. Logix Premises. The following provisions shall apply to the 5,283 square feet of rentable floor area shown on Exhibit B and identified on Exhibit M attached the Fourth Amendment to Lease as being leased to Logix (the “Logix Premises”) pursuant to an existing Lease (the “Logix Lease”):

(i)	It is acknowledged and agreed that Landlord shall have no obligation to attempt to negotiate with Logix to vacate the Logix Premises prior to the scheduled expiration date set forth on Exhibit M or to relinquish its existing extension option as set forth on said Exhibit M.

(ii)	If Logix remains in the Logix Premises as of the Phase IV Expansion Premises Rent Commencement Date at an annual rental rate that is less than that which would have otherwise been payable by Tenant had the Logix Premises become part of the Phase IV Expansion Premises as of the Phase IV Expansion Premises Commencement Date, then for the period commencing on the Phase IV Expansion Premises Rent Commencement Date and ending on the expiration or earlier termination of the Logix Lease (such period being hereinafter referred to as the “Logix Premises Interim Rent Period”), the Annual Fixed Rent payable by Tenant with respect to the Premises then being leased to Tenant pursuant to the Lease shall be increased by an amount representing the difference between the annual rent payable by the tenant under the Logix Lease as set forth on Schedule C-1, and the amount that would have otherwise been payable by Tenant had the Logix Premises been part of the Phase IV Expansion Premises, as set forth on Schedule C-1 (such amount being hereinafter referred to as the “Logix Premises Interim Rent”).

(iii)	Immediately upon the expiration or earlier termination of the Logix Lease (whether in accordance with its terms or because Landlord and Tenant have otherwise agreed to amend the Logix Lease to shorten or extend the term thereof), the Logix Premises shall become part of the Phase IV Expansion Premises and all of the terms and provisions of the Lease applicable to the Phase IV Expansion Premises shall apply to the Logix Premises.

(iv)	In connection with the foregoing, Landlord hereby covenants not to (a) provide Logix with any additional rights to remain in the Logix Premises beyond those currently provided in the Logix Lease, (b) relocate Logix to other space in the Building or the Additional Building prior to October 31, 2015 or (c) amend the Logix Lease to reduce the rent payable thereunder (unless the rent is reduced in accordance with the determination of the extension term rent pursuant to the existing provisions of the Logix Lease), without in any such case obtaining Tenant’s prior written consent, which Tenant may withhold in its sole discretion.

D. BP Premises. The following provisions shall apply to the 5,208 square feet of rentable floor area shown on Exhibit B as being leased to Boston Properties Limited Partnership (“BPLP”) as the management office for the Building (the “BP Premises”) pursuant to an existing lease (the “BP Lease”):

(i)	Landlord and Tenant shall each have the right, exercisable on at least six (6) months prior written notice given to the other party at any time, to require that Landlord terminate the BP Lease; provided, however, that in no event shall such the effective date of such termination be prior to the Phase IV Expansion Premises Commencement Date.

(ii)	Immediately upon the expiration or earlier termination of the BP Lease, but in no event prior to the Phase IV Expansion Premises Commencement Date, the BP Premises shall become part of the Phase IV Expansion Premises and (subject to the provisions of subsection (iii) below) all of the terms and provisions of the Lease applicable to the Phase IV Expansion Premises shall apply to the BP Premises.

(iii)	Except to the extent that costs associated with the BP Premises are otherwise properly chargeable to Tenant as part of Landlord’s Operating Expenses in accordance with the terms and provisions of the Lease, Tenant shall not be responsible for any Annual Fixed Rent, Tax Excess, Operating Cost Excess, Tenant’s Proportionate Share of electricity charges or any other rent or additional rent with respect to the BP Premises during the term of the BP Lease.

Schedule C-1

Interim Rent

[Intentionally Omitted]

EXHIBIT E

PLAN OF BLEACHER-STYLE SEATING

IN NORTH ATRIUM

EXHIBIT F

TENANT REMEDIES FOR LATE DELIVERY

OF THE PHASE IV EXPANSION PREMISES

Landlord and Tenant acknowledge that one (1) of the suites included in the Phase IV Expansion Premises is currently leased to a tenant with a renewal option which, if exercised, would expire after the Target Phase IV Delivery Date (the “Phase IV Renewal Rights”). The suite is the premises identified on Exhibit M attached to the Fourth Amendment to Lease as leased to XO Communications (the “XO Communications Premises”). If the Phase IV Renewal Rights are timely and properly exercised, Landlord agrees to use reasonable efforts to negotiate with XO Communications to, at Landlord’s election in its reasonable discretion, either relocate the XO Communications Premises or terminate such existing tenant’s lease in any case as of a date prior to the Target Phase IV Delivery Date. Except if the existing tenant holds over in the XO Communications Premises (in which event Tenant’s remedies shall be governed by Sections 3(e) and, if applicable, 3(f) of the Fourth Amendment), Landlord and Tenant have agreed that Tenant’s remedies for failure to timely deliver possession of the XO Communications Premises shall be as set forth in this Exhibit F.

If Landlord is unable, on or before July 31, 2014, to enter into a written agreement acceptable to Landlord with XO Communications wherein XO Communications agrees to vacate the XO Communications Premises prior to the Target Phase IV Delivery Date, then Landlord shall notify Tenant of such failure and Tenant shall be entitled to an abatement of the Annual Fixed Rent equal to One Hundred Thousand and 00/100 Dollars ($100,000.00) to be applied by Tenant, in its discretion, against installments of the Annual Fixed Rent due under the Lease following the date of Landlord’s notice (which Tenant may do by written notice to Landlord). If, after July 31, 2014 but prior to the Target Phase IV Delivery Date, Landlord obtains, by agreement or otherwise (including, without limitation, XO Communication’s failure to timely exercise its renewal option), the right to possession of the XO Communications Premises as of a date falling on or before the Target Phase IV Delivery Date, Tenant shall repay to Landlord the $100,000.00 payment received from Landlord within thirty (30) days after receipt of notice from Landlord, or if Tenant has not yet applied such amount against Annual Fixed Rent, Tenant shall no longer have the right to so apply such amount. If XO Communications timely exercises its renewal option and solely as a result thereof Landlord is unable to deliver possession of the XO Communications Premises to Tenant (excluding any holding over in the XO Communications Premises which shall be governed solely by Section 3(e) of the Fourth Amendment), then Tenant’s lease of the XO Communications Premises shall terminate and be of no force and effect as of the date that is five (5) days after the date of Landlord’s termination notice without further recourse to either party. In such event, all references in the Lease to the “Phase IV Expansion Premises” shall be amended to mean an additional Premises Component consisting of 9,001 square feet of rentable floor area on the first (1st) floor of the Building and the Annual Fixed Rent and the Tenant Improvement Allowance for the Phase IV Expansion Premises and any other terms of the Lease affected by or calculated based upon the rentable floor area of the Phase IV Expansion Premises, including, without limitation, Tenant’s Proportionate Share and the Number of Parking Privileges to which Tenant is entitled with respect to such Phase IV Expansion Premises, shall be revised to reflect the deletion of the rentable floor area of the XO

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Communications Premises from the Phase IV Expansion Premises. If Tenant’s lease of the XO Communications Premises is terminated pursuant to this Exhibit F, Tenant’s right of first offer set forth in Section 17.3 of the Lease shall be applicable to such XO Communications Premises as and when the XO Communications Premises becomes Available ROFO Space, except that, notwithstanding anything to the contrary in Section 17.3 of the Lease, the terms of Tenant’s lease of the XO Communications Premises shall be upon the same terms and conditions as would be applicable to the XO Communications Premises if the same had been leased to Tenant as part of the Phase IV Expansion Premises pursuant to and in accordance with the terms of this Fourth Amendment, provided, however, the Tenant Improvement Allowance allocable to the XO Communications Premises that would have been payable under Section 4(d) of the Fourth Amendment shall be prorated and reduced to reflect the number of months remaining in the Term as of commencement of the Term for such XO Communications Premises compared to the number of months in the entire initial Term for the Phase IV Expansion Premises. If XO Communications wrongfully holds over in the XO Communications Premises, as of the date such holdover commences, Tenant’s remedies shall be governed by Sections 3(e) and, if applicable, 3(f) of the Fourth Amendment and this Exhibit F shall be of no further force or effect.

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